                                                                   EXHIBIT 23(b)

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Cardinal Health, Inc. on Form S-8 filed as Post-Effective Amendment No. 1 to Registration Statement No. 333-53394 of our report dated August 10, 1999 (except for the first paragraph of Note 2, as to which the date is May 26, 2000 and the fiscal 1999 and 1998 amounts in Note 12 as to which the date is September 5,
2000), appearing in the Annual Report on Form 10-K of Cardinal Health, Inc. for the year ended June 30, 2000.

/s/ DELOITTE & TOUCHE LLP

Columbus, Ohio
February 19, 2001